 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

Bluerock Residential Growth REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3136483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 32nd Floor New York, NY 10105
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-224990

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Series T Redeemable Preferred Stock, par value $0.01 per share

(Title of class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

Bluerock Residential Growth REIT, Inc. (the “Company”) hereby incorporates by reference (i) the description of its Series T Redeemable Preferred Stock, $0.01 par value per share (“Series T Preferred Stock”) to be registered hereunder, set forth under the section entitled “The Offering” in the Company’s prospectus supplement dated November 13, 2019 (the “Prospectus Supplement”), as filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2019 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), to the prospectus dated May 23, 2018 (the “Prospectus”), constituting part of the Registration Statement on Form S-3 (File No. 333-224990) of the Company, filed with the SEC under the Securities Act on May 17, 2018; (ii) the related information under the headings “Description of Capital Stock – Preferred Stock” in the Prospectus and “Description of Series T Redeemable Preferred Stock” in the Prospectus Supplement; and (iii) any description of the Series T Preferred Stock included in a form of prospectus supplement subsequently filed by the Company under Rule 424(b) under the Securities Act. The Series T Preferred Stock is not listed on any national securities exchange.

ITEM 2.	EXHIBITS.

The following exhibits are included, or incorporated by reference, in this registration statement (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.2	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.3	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.4	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 1, 2014
3.5	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on April 1, 2014
3.6	Articles Supplementary of the Company, dated October 20, 2015, incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-A filed October 20, 2015
3.7	Articles Supplementary of the Company, dated December 16. 2015, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 22, 2015
3.8	Articles Supplementary of the Company, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 1, 2016
3.9	Articles Supplementary of the Company, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 29, 2016
3.10	Articles Supplementary of the Company, dated July 15, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 18, 2016
3.11	Articles Supplementary of the Company, dated October 10, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 12, 2016
3.12	Articles Supplementary of the Company, dated July 20, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 21, 2017
3.13	Articles Supplementary of the Company, dated October 26, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2017
3.14	Articles Supplementary of the Company, dated November 14, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 20, 2017
3.15	Certificate of Correction, dated May 11, 2018, to the Articles Supplementary of the Company, dated February 6, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 14, 2018
3.16	Articles Supplementary of the Company, dated November 16, 2018, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2018
3.17	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated October 28, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 31, 2019
3.18	Articles Supplementary of the Company, dated November 13, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 19, 2019
3.19	Third Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2017

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC

Date: April 9, 2021	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement of the Company, incorporated by reference to Exhibit 3.3 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.2	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.6 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.3	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 26, 2014, incorporated by reference to Exhibit 3.7 to Pre-Effective Amendment No. 5 to the Company’s Registration Statement on Form S-11 (No. 333-192610)
3.4	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 1, 2014
3.5	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated March 31, 2014, incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on April 1, 2014
3.6	Articles Supplementary of the Company, dated October 20, 2015, incorporated by reference to Exhibit 3.6 to the Company’s Current Report on Form 8-A filed October 20, 2015
3.7	Articles Supplementary of the Company, dated December 16. 2015, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed December 22, 2015
3.8	Articles Supplementary of the Company, dated February 26, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 1, 2016
3.9	Articles Supplementary of the Company, dated March 29, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 29, 2016
3.10	Articles Supplementary of the Company, dated July 15, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed July 18, 2016
3.11	Articles Supplementary of the Company, dated October 10, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 12, 2016
3.12	Articles Supplementary of the Company, dated July 20, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 21, 2017
3.13	Articles Supplementary of the Company, dated October 26, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 6, 2017
3.14	Articles Supplementary of the Company, dated November 14, 2017, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 20, 2017
3.15	Certificate of Correction, dated May 11, 2018, to the Articles Supplementary of the Company, dated February 6, 2016, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 14, 2018
3.16	Articles Supplementary of the Company, dated November 16, 2018, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 19, 2018
3.17	Articles of Amendment to the Second Articles of Amendment and Restatement of the Company, dated October 28, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed October 31, 2019
3.18	Articles Supplementary of the Company, dated November 13, 2019, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed November 19, 2019
3.19	Third Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 9, 2017